EXHIBIT 10.1

STOCK PURCHASE AGREEMENT
STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of June 2, 2015, by and between THE WENDY’S COMPANY, a Delaware corporation (the “Company”) and the persons listed on Schedule I hereto (collectively, the “Sellers”).
R E C I T A L S
WHEREAS, the Company intends, but has not made any public announcement of such intention, to conduct a public modified Dutch auction self-tender offer for up to $639.0 million in consideration (the “Total Consideration”) of shares of its common stock, par value $0.10 per share (“Common Stock”), at prices ranging from $11.05 to $12.25 per share (the “Price Range”), subject to the other terms and conditions thereof which shall be determined by the Company’s board of directors (or a designated committee thereof) (the “Board of Directors” and such offer, as it may be adopted or amended from time to time, the “Tender Offer”);
WHEREAS, as of May 29, 2015, the Sellers beneficially owned, in the aggregate, 90,180,457 shares of Common Stock, which constitutes approximately 24.8% of the issued and outstanding shares of Common Stock as of May 29, 2015;
WHEREAS, upon the request of the Company, in order to maximize liquidity for other shareholders, not impact the purchase price received by shareholders participating in the Tender Offer and provide full transparency and certainty regarding the Sellers’ participation in the Company’s stock repurchase program, Sellers have determined not to exercise their right to tender any of their shares of Common Stock pursuant to the Tender Offer; and
WHEREAS, the Company wishes to purchase from the Sellers, and the Sellers wish to sell to the Company, the Shares (as hereinafter defined), on the terms and subject to the conditions set forth in this Agreement.
NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
SECTION 1
PURCHASE AND SALE OF THE SHARES; THE CLOSING
1.1 Purchase and Sale of Common Stock. Subject to the completion of the Tender Offer and the other terms and conditions of this Agreement, and on the basis of the representations, warranties and covenants set forth herein, the Sellers agree to sell to the Company, and the Company agrees to purchase from the Sellers, such aggregate number of shares of Common Stock (rounded to the nearest whole number of shares) equal to 90,180,457 (representing the outstanding shares of Common Stock beneficially owned by the Sellers as of May 29, 2015) multiplied by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchased by the Company in the Tender Offer and the denominator of which is 273,278,285 (representing the outstanding shares of Common Stock held of record by all stockholders of the Company other than the Sellers, as of May 29, 2015). The shares of Common Stock to be purchased from the Sellers by the Company pursuant to this Section 1.1 is herein referred to as the “Shares.”  The number of Shares to be sold by each Seller under this Agreement shall be equal to the aggregate number of Shares being sold hereunder multiplied by the percentage set forth next to the Seller’s name on Schedule I hereto (subject to adjustments to eliminate any fractional Shares as the Sellers in their discretion shall make), and the Sellers’ obligations under this Section 1 are several and not joint.

1.2 Purchase Price. The “Per Share Purchase Price” for the Shares shall be equal to the price per share paid by the Company for the shares of Common Stock tendered by the holders of Common Stock in the Tender Offer. The “Purchase Price” for each Seller shall equal the Per Share Purchase Price specified in Section 1.2 multiplied by the number of Shares purchased by the Company from each such Seller pursuant to Section 1.1 of this Agreement.
1.3 The Closing. Subject to the terms and conditions hereof, the purchase and sale of the Shares contemplated by this Agreement (the “Closing”) will take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 at 10:00 a.m., New York City time on the eleventh business day following the expiration date of the Tender Offer, or at such other later date or place as the parties shall mutually agree. At the Closing, (a) the Sellers will deliver to the Company the Shares to be purchased by the Company (such delivery to be made in such form as reasonably determined by the Company as necessary to effect the transfer of such Shares), and (b) the Company shall deliver the Purchase Price to each Seller by wire transfer of immediately available funds to one or more accounts specified by the Sellers at least one business day prior to the Closing.
SECTION 2
REPRESENTATIONS AND WARRANTIES OF SELLERS
In order to induce the Company to enter into this Agreement, each Seller, severally and not jointly, hereby represents and warrants to the Company as follows:
2.1 Ownership of Shares. As of the date of this Agreement, such Seller owns the number of issued and outstanding shares of Common Stock set forth opposite its name on Schedule I hereto (including options to acquire shares of Common Stock that are currently exercisable, but excluding restricted shares of Common Stock issued by the Company on June 1, 2015 to Nelson Peltz, Peter W. May and Edward P. Garden). At the Closing, such Seller shall own the Shares to be sold to the Company by such Seller and such Shares, when delivered by such Seller to the Company, shall be free and clear of any liens, claims or encumbrances, including rights of first refusal and similar claims, except for restrictions of applicable state and federal securities laws. There are no restrictions on the transfer of the Shares to be sold to the Company by such Seller imposed by any shareholder or similar agreement or any law, regulation or order, other than applicable state and federal securities laws.
2.2 Authorization. Such Seller has full right, power and authority to execute, deliver and perform this Agreement and to sell, assign and deliver the Shares to be sold by it to the Company. This Agreement is the legal, valid and, assuming due execution and delivery by the other parties hereto, binding obligation of such Seller, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the rights of creditors or creditors’ rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).
2.3 No Violation; No Consent. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by such Seller (a) will not constitute a breach or violation of or default under any judgment, decree or order or any agreement or instrument of such Seller or to which such Seller is subject, (b) will not result in the creation or imposition of any lien upon the Shares to be sold by such Seller, and (c) will not require the consent of or notice to any governmental entity or any party to any contract, agreement or arrangement with such Seller.

SECTION 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
In order to induce the Sellers to enter into this Agreement, the Company hereby represents and warrants as follows:
3.1 Organization and Corporate Power; Authorization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite power and authority to execute, deliver and perform this Agreement and to acquire the Shares. As of the Closing, the Company will have sufficient capital to purchase the Shares hereunder. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby have been approved by a majority of the disinterested directors on the Board of Directors and have been otherwise duly authorized by all requisite action on the part of the Company. This Agreement and any other agreements, instruments, or documents entered into by the Company pursuant to this Agreement have been duly executed and delivered by the Company and are the legal, valid and, assuming due execution by the other parties hereto, binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the rights of creditors or creditors’ rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).
3.2 Capital Stock. The authorized capital stock of the Company consists of (a) 1,500,000,000 shares of Common Stock, of which 363,458,742 shares were issued and outstanding as of May 29, 2015, and (b) 100,000,000 shares of preferred stock, of which none were issued and outstanding as of May 29, 2015.
3.3 No Violation; No Consent. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company (a) will not constitute a breach or violation of or default under any judgment, decree or order or any agreement or instrument of the Company or to which the Company is subject, and (b) will not require the consent of or notice to any governmental entity or any party to any contract, agreement or arrangement with the Company.
SECTION 4
CONDITIONS TO THE COMPANY’S OBLIGATIONS
The obligations of the Company under Section 1 to purchase the Shares at the Closing from the Sellers are subject to the fulfillment as of the Closing of each of the following conditions unless waived by the Company in accordance with Section 8.9:
4.1 Representations and Warranties. The representations and warranties of the Sellers contained in Section 2 shall be true and correct in all material respects on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2 Performance. The Sellers shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date of the Closing.

4.3 Tender Offer. The expiration of the Tender Offer shall have occurred and the Company shall have purchased shares of Common Stock pursuant thereto in accordance with the terms thereof.
4.4 Delivery of Shares. The Sellers shall have delivered all of the Shares to be sold by them at the Closing, free and clear of any liens, claims or encumbrances, along with all documents or other instruments necessary for a valid transfer.
4.5 Further Assurances. No governmental authority shall have advised or notified the Company that the consummation of the transactions contemplated hereunder would constitute a material violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of the Company’s good faith efforts to cause such withdrawal.
SECTION 5
CONDITIONS TO SELLERS’ OBLIGATIONS
The obligations of the Sellers under Section 1 to sell the Shares at the Closing are subject to the fulfillment as of the Closing of each of the following conditions unless waived by the Sellers in accordance with Section 8.9:
5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.
5.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date of the Closing.
5.3 Tender Offer. (a) The expiration of the Tender Offer shall have occurred and (b) the Company shall have purchased shares of Common Stock pursuant thereto in accordance with the terms thereof.
5.4 Further Assurances. No governmental authority shall have advised or notified the Sellers that the consummation of the transactions contemplated hereunder would constitute a material violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of the Sellers’ good faith efforts to cause such withdrawal.

SECTION 6
COVENANTS
6.1 No Purchase of Common Stock. Until eleven business days following the expiration date of the Tender Offer, the Sellers agree that they and their affiliates will not, directly or indirectly, purchase any shares of Common Stock.
6.2 No Sale of Common Stock in the Tender Offer. The Sellers agree that they, directly or indirectly, will not tender any shares of Common Stock, or sell any shares of Common Stock, in the Tender Offer.
6.3 Tender Offer.  The Company shall not reduce the Price Range or the Total Consideration in the Tender Offer without the prior written consent of the Sellers.
6.4 Closing Conditions. The Sellers and the Company shall use their commercially reasonable efforts to ensure that each of the conditions to Closing is satisfied.
6.5 Withholding.
(a)            The Purchase Price shall be paid to each Seller free and clear of any and all U.S. federal, state, local or foreign income, backup withholding or withholding taxes; provided, (i) such Seller provides a properly completed Internal Revenue Service (“IRS”) Form W-9 or an appropriate IRS Form W-8, as applicable, and (ii) in the case of a Seller that is not a United States person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), such Seller provides documentation substantially in the form of Exhibit A hereto to the Company certifying that such Seller meets at least one of the “complete termination,” “substantially disproportionate” or “not essentially equivalent to a dividend” tests under Section 302 of the Code (the “Section 302 Certification”).
(b)             If a Seller that is not a United States person fails to provide the Section 302 Certification at the time the Purchase Price is otherwise to be paid to such Seller hereunder, the Company agrees, pursuant to Treasury Regulations Section 1.1441-3T(d)(1), to hold in escrow 30% of the Purchase Price payable to such Seller, or, if such Seller has provided a properly completed IRS Form W-8IMY, 30% of the portion of the Purchase Price payable to such Seller that is attributable to any beneficial owner that is not a United States person, until the earliest of (i) such Seller delivering the Section 302 Certification, (ii) such Seller notifying the Company that it will be unable to deliver the Section 302 Certification and (iii) December 31, 2015.
(c)            In the event a Seller delivers the Section 302 Certification in accordance with Section 6.5(b)(i), the Company shall promptly pay to such Seller the amount withheld in accordance with Section 6.5(b). In the event that such Seller delivers the notification provided for in Section 6.5(b)(ii), or upon the expiration of the period referred to in Section 6.5(b)(iii), the Company shall pay the required amount to the appropriate taxing authority, and such remittance shall be treated for purposes of this Agreement as a payment of a portion of the Purchase Price to the Sellers. In the event that, as a result of the application of Section 6.5(d) or otherwise, the amount required to be paid to the appropriate taxing authority is less than the full amount withheld pursuant to Section 6.5(b), any excess shall be promptly paid to such Seller at such time.
(d)            If the Company reasonably determines, pursuant to Section 302(d) of the Code, that the sale of Shares by such Seller hereunder is properly treated as a “distribution” subject to Section 301 of the Code, then, subject to the foregoing provisions of this Section 6.5, the Company shall withhold an amount therefrom, such amount to be calculated based on the Company’s reasonable estimate of the Company’s current and accumulated earnings and profits for the year in which the Closing occurs, as determined in accordance with Treasury Regulation Section 1.1441-3(c)(2)(ii); provided that if such Seller certifies as to its eligibility for a reduced rate of withholding pursuant to an income tax treaty on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, provided to the Company by such Seller, any such withholding shall be made at such reduced rate.
(e)            Upon the reasonable request of any Seller, the Company shall promptly provide to such Seller any information that is reasonably required by such Seller to (i) determine the tax consequences of the sale of Shares hereunder, including consequences resulting from other sales of shares of Common Stock which are taken into account in the Section 302 Certification, or (ii) complete the Section 302 Certification, including the number of shares of the Company issued and outstanding at the time of the request or an earlier time.

SECTION 7
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; LIMITATION ON LIABILITY
7.1 Survival. All representations and warranties hereunder shall survive the Closing except that the representations and warranties in Sections 2.3 and 3.3 shall only survive the Closing until the second anniversary of the Closing.
7.2 Limitation on Liability. Notwithstanding the foregoing, in no event shall any Seller’s liability for breach of the representations, warranties and covenants exceed the Purchase Price to be paid by the Company to such Seller. The obligations of each Seller under this Agreement are several and not joint and no Seller shall have any liability hereunder for the breach of the representations, warranties and covenants of any other Seller hereunder.
SECTION 8
MISCELLANEOUS
8.1 Adjustments. Wherever a particular number is specified herein, including, without limitation, number of shares or price per share, such number shall be adjusted to reflect any stock dividends, stock-splits, reverse stock-splits, combinations or other reclassifications of stock or any similar transactions and appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the Company and the Sellers under this Agreement.
8.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successor and assigns of the parties hereto.
8.3 Entire Agreement; Amendment. This Agreement contains all the terms agreed upon among the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and communications, whether oral or written with respect to such subject matter. Neither this Agreement nor any provision hereof may be amended, changed or waived other than by a written instrument signed by the party against who enforcement of any such amendment, change or waiver is sought.
8.4 Cooperation. The Company and the Sellers shall, from and after the date hereof, cooperate in a reasonable manner to effect the purposes of this Agreement.
8.5 Termination. The Company or the Sellers may terminate this Agreement if (a) the Tender Offer is not commenced by June 17, 2015, (b) the Tender Offer is terminated without the purchase of any shares of Common Stock or (c) if the Tender Offer is not consummated by August 14, 2015; provided that the Company may not terminate this Agreement under this clause (c) unless the Tender Offer is terminated. Upon termination of this Agreement pursuant to this Section 8.5, none of the parties hereto shall have any liability hereunder except for breaches of such party’s representations, warranties or covenants occurring prior to the date of such termination.
8.6 Notices. All notices and all other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by registered or certified mail, postage prepaid (return receipt requested), sent by facsimile (receipt of which is confirmed) or sent by a nationally recognized overnight courier (receipt of which is confirmed) to a party at the following address (or at such other address for a party as shall be specified by like notice):

If to the Sellers:

Trian Fund Management, L.P.
280 Park Avenue, 41st Floor
New York, New York 10017
Attn: Chief Legal Officer
Facsimile: (212) 451-3216

If to the Company:
The Wendy’s Company
One Dave Thomas Blvd.
Dublin, Ohio 43017
Attn: General Counsel
Facsimile: (614) 764-3243
Each such notice or other communication shall be effective at the time of receipt if delivered personally or sent by facsimile (with receipt confirmed) or nationally recognized overnight courier (with receipt confirmed), or three (3) business days after being mailed, registered or certified mail, postage prepaid, return receipt requested.
8.7 Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
8.8 GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement will be brought or otherwise commenced in any state or federal court sitting in the Borough of Manhattan of the City of New York. Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section 8.8 by the state and federal courts sitting in the Borough of Manhattan of the City of New York and in connection therewith hereby irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

8.9 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

8.10 Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.
8.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity, and any party sued for breach of this Agreement expressly waives any defense that a remedy in damages would be adequate.
8.12 Payment of Fees and Expenses. Each party shall be responsible for paying its own fees, costs and expenses in connection with this Agreement and the transactions herein contemplated.
8.13 Construction of Agreement. No provision of this Agreement shall be construed against either party as the drafter thereof. The titles of the Sections of this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.
8.14 Counterparts. This Agreement may be executed in any number of counterparts, including via facsimile, each of which shall be an original, but all of which together shall constitute one instrument.
[Signatures follow on next page]

IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

THE WENDY’S COMPANY

By:	/s/ Todd A. Penegor
Name:	Todd A. Penegor
Title:	Executive Vice President, Chief Financial Officer and International

NELSON PELTZ

By:	/s/ Nelson Peltz
Name:	Nelson Peltz

NELSON AND CLAUDIA PELTZ FAMILY FOUNDATION

By:	/s/ Nelson Peltz
Name:	Nelson Peltz
Title:	Trustee

By:	/s/ Claudia Peltz
Name:	Claudia Peltz
Title:	Trustee

By:	/s/ Mathew Peltz
Name:	Mathew Peltz
Title:	Trustee

By:	/s/ Neale Albert
Name:	Neale Albert
Title:	Trustee

CLAUDIA PELTZ

By:	/s/ Claudia Peltz
Name:	Claudia Peltz

[Purchase Agreement]

CLAUDIA PELTZ, as custodian for DARREN PELTZ, under the New York Uniform Transfers to Minors Act

By:	/s/ Claudia Peltz
Name:	Claudia Peltz
Title:	Custodian

CLAUDIA PELTZ, as custodian for NICOLA PELTZ, under the New York Uniform Transfers to Minors Act

By:	/s/ Claudia Peltz
Name:	Claudia Peltz
Title:	Custodian

CLAUDIA PELTZ, as custodian for GREGORY PELTZ, under the New York Uniform Transfers to Minors Act

By:	/s/ Claudia Peltz
Name:	Claudia Peltz
Title:	Custodian

CLAUDIA PELTZ, as custodian for ZACHARY PELTZ, under the New York Uniform Transfers to Minors Act

By:	/s/ Claudia Peltz
Name:	Claudia Peltz
Title:	Custodian

PELTZ 2009 FAMILY TRUST

By:	/s/ Claudia Peltz
Name:	Claudia Peltz
Title:	Trustee

By:	/s/ Mathew Peltz
Name:	Mathew Peltz
Title:	Trustee

By:	/s/ Neale Albert
Name:	Neale Albert
Title:	Trustee

[Purchase Agreement]

PETER W. MAY

By:	/s/ Peter W. May
Name:	Peter W. May

THE LENI & PETER MAY FAMILY FOUNDATION

By:	/s/ Peter W. May
Name:	Peter W. May
Title:	Director

By:	/s/ Leni May
Name:	Leni May
Title:	Director

EDWARD P. GARDEN

By:	/s/ Edward P. Garden
Name:	Edward P. Garden

TRIAN PARTNERS, L.P.

By:	Trian Partners GP, L.P., its general partner

By:	Trian Partners General Partner, LLC,
its general partner

By:	/s/ Peter W. May
Name:	Peter W. May
Title:	Member

TRIAN PARTNERS MASTER FUND, L.P.

By:	Trian Partners GP, L.P.,
its general partner

By:	Trian Partners General Partner, LLC,
its general partner

By:	/s/ Peter W. May
Name:	Peter W. May
Title:	Member

[Purchase Agreement]

TRIAN PARTNERS PARALLEL FUND I, L.P.

By:	Trian Partners Parallel Fund I General Partner, LLC,
its general partner

By:	/s/ Peter W. May
Name:	Peter W. May
Title:	Member

TRIAN PARTNERS GP, L.P.

By:	Trian Partners General Partner, LLC,
its general partner

By:	/s/ Peter W. May
Name:	Peter W. May
Title:	Member

TRIAN PARTNERS STRATEGIC INVESTMENT FUND, L.P.

By:	Trian Partners Strategic Investment Fund GP, L.P.,
its general partner

By:	Trian Partners Strategic Investment Fund General Partner, LLC,
its general partner

By:	/s/ Peter W. May
Name:	Peter W. May
Title:	Member

[Purchase Agreement]

Schedule I

Name of Seller	Number of Shares of Common Stock Owned	Percentage of Aggregate Shares to be Sold by Each Seller
Nelson Peltz	15,674,815	17.38%
Nelson & Claudia Peltz Family Foundation	311,724	0.35%
Claudia Peltz	70,650	0.08%
Darren Peltz	300	0.0003%
Nicola Peltz	300	0.0003%
Gregory Peltz	64,102	0.07%
Zachary Peltz	64,102	0.07%
Peltz 2009 Family Trust	209,611	0.23%
Peter W. May	8,330,940	9.24%
The Leni & Peter May Family Foundation	276,149	0.31%
Edward P. Garden	377,519	0.42%
Trian Partners, L.P.	18,415,979	20.42%
Trian Partners Master Fund, L.P.	39,523,894	43.83%
Trian Partners Parallel Fund I, L.P.	1,861,851	2.06%
Trian Partners GP, L.P.	19,769	0.02%
Trian Partners Strategic Investment Fund, L.P.	4,978,752	5.52%

Exhibit A

Redemption Payment – Section 302 Certification

The Wendy’s Company (the “Company”) has repurchased for cash, pursuant to the Stock Purchase Agreement, by and among the Company and the sellers thereto, dated as of June 2, 2015 (the “Stock Repurchase”), a total of _______________ shares of its stock. The Company, in a related transaction, has repurchased for cash, in a modified “Dutch auction” tender offer that expired on , 2015 (the “Tender Offer”), upon the terms and subject to the conditions described in the Offer to Purchase (the “Offer to Purchase”), a total of _______________ shares of its stock.

_________________________________________________ (herein “Investor”) is a member of the Trian Group (as defined in the Offer to Purchase), and as such has participated in the Stock Repurchase and has also sold stock of the Company in the open market and/or privately negotiated transactions during the pendency of or after consummation of the Stock Repurchase and Tender Offer (such transactions, together the Stock Repurchase and the Tender Offer, the “Transactions”) as part of an integrated plan to reduce the Investor’s interest in the Company such that, as to the Investor, the Stock Repurchase is treated as an exchange for U.S. federal, state and local income tax purposes and not a distribution, all as set forth in the Offer to Purchase and Amendment No. 44 to the Schedule 13D filed by certain members of the Trian Group on June 3, 2015.

The Investor understands that the Company may be required to impose withholding tax of up to 30% of the proceeds of the Stock Repurchase paid to the Investor in accordance with applicable U.S. federal income tax provisions unless the Stock Repurchase is treated as an exchange within the meaning of Section 302(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Investor acknowledges that the Company will rely upon the Investor’s representations in carrying out the Company’s duties under applicable U.S. federal income tax provisions. The Investor hereby represents and certifies that it has independently (or with the advice of a tax advisor) determined the tax treatment of the Stock Repurchase under Section 302 of the Code, taking into account shares considered to be owned by the Investor pursuant to the attribution rules of Section 318 of the Code, as well as the appropriate withholding tax treatment (as stated below). Accordingly, if the box below for representation (A) or (B) is checked, the Investor certifies that, as to the Investor, the Stock Repurchase is an exchange under Section 302 of the Code and therefore the Investor is entitled to receive payment of the full amount of the Stock Repurchase proceeds free of U.S. withholding tax under Sections 1441 and 1442 of the Code.

In addition, the Investor agrees to release, indemnify and hold harmless the Company, all affiliates of the Company, and any and all of the Company’s and its affiliates’ respective successors, assigns, officers, directors, and employees from any and all losses, claims, damages, expenses (including attorneys' fees and expenses) and liabilities directly or indirectly arising from or related to the Company’s payment of the Stock Purchase proceeds to the Investor without collecting U.S. withholding tax due to the Company’s reliance on the Investor’s representations herein.

CERTIFICATION OF TREATMENT OF TENDER PAYMENT FROM THE COMPANY

Pursuant to the Stock Repurchase, the undersigned shareholder (the “Investor”) received a gross amount $_________ in cash for each share sold by the Investor to the Company (including any amounts withheld by the Company), or $________ in the aggregate (the “Payment”). All share ownership amounts and percentages listed below for the Investor take into account the attribution rule of Section 318 of the Code.

CHECK THE APPLICABLE BOX (check one box only and read instructions, attached)

A.	☐	Reduction in Proportionate Interest -- Qualifying for Sale or Exchange Treatment

The Payment should be treated as a payment in exchange for the Investor's shares because the Investor's proportionate interest in the Company, taking into account shares considered to be owned by the Investor pursuant to the attribution rules of Section 318 of the Code, has been reduced, for the following reasons:

Step 1: Immediately before the commencement of the Transactions, the Investor owned _______________ shares of the Company. The Investor's percentage ownership in the Company (based on _______________ shares outstanding as of June 3, 2015) was ________%.

Step 2: Immediately after the completion of the Transactions, the Investor owned _______________ shares of the Company. The Investor's percentage ownership in the Company (based on _______________ shares outstanding as of  __, 2015) was __________ %.

OR

B.	☐	Complete Termination of Interest
The Payment should be treated as a payment in exchange for the Investor’s shares because the Investor completely terminated its interest in the Company pursuant to the Transactions.

OR

C.	☐	Dividend
The Payment should be treated as a dividend.

Under penalties of perjury, I declare that I have examined the herein representations and to the best of my knowledge and belief they are true, correct, and complete in all material respects. I further certify under penalty of perjury that I am the beneficial owner (or authorized to sign for the beneficial owner) of the Payment. Furthermore, I agree to the above release and indemnity.

Name of Investor:

Sign Here:
	Signature of beneficial owner (or person authorized to sign for beneficial owner)	Date	Capacity in which acting